EXHIBIT 99.1
Contact:

Michael Earley                                          Al Palombo
Metropolitan Health Networks                            Cameron Associates
Chairman & Chief Executive Officer                      Investor Relations
(561) 805-8500                                          (212) 245-8800 Ext. 209
mearley@metcare.com                                     al@cameronassoc.com


            METROPOLITAN HEALTH NETWORKS AWARDED FLORIDA HMO LICENSE

 State Approval Moves Company Closer to Providing Medicare Advantage Alternative
                         to Underserved Florida Counties

WEST PALM BEACH, FL. - April 25, 2005 - Metropolitan Health Networks, Inc. (AMEX:MDF) (PCX:MDF), a provider of high quality, comprehensive healthcare services to patients in South and Central Florida, announced today that its wholly owned subsidiary, METCARE Health Plans, Inc., has been awarded a Certificate of Authority to operate a Health Maintenance Organization (HMO) by the Florida Department of Financial Services, Office Of Insurance Regulation. METCARE Health Plans, Inc. has also received the requisite health care provider certificate from the Florida Agency for Health Care Administration.

Commenting on the state licensing of the HMO, Debra Finnel, Metropolitan's President and Chief Operating Officer, stated, "This is an exciting and important milestone for our organization. The state HMO licensing process is a justifiably thorough and arduous process that required a great deal of focus and effort on the part of numerous members of our executive team. Our approval provides further testimony as to the evolution of our company into a world class organization and is the direct result of our intense focus on our core competency of providing Medicare eligible patients with quality healthcare services in Florida. The issuance of the Certificate of Authority paves the way for us to move forward with the completion of the contracting process with the Centers for Medicare and Medicaid Services (CMS). We look forward to reporting on our continued progress in the near future."

CMS, within the U.S. Department of Health and Human Services, contracts with licensed HMOs to provide Medicare managed care services through the Medicare Advantage program. On March 17, 2005, Metropolitan announced that METCARE Health Plans, Inc. had submitted a contract application to CMS. Since then, METCARE Health Plans, Inc. has successfully completed a CMS on-site survey. With the issuance of the Certificate of Authority, METCARE intends to proceed with the completion of the contracting process with CMS.

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at http://www.metcare.com.

Forward Looking Statements:

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Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; (v) our ability to successfully apply for and receive approval for the licensing of our HMO from the requisite state and federal regulatory agencies; and (vi) a loss of any of our significant contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.